Exhibit 99.1

PRESS RELEASE, DATED OCTOBER 29, 2009, OF ENERSYS REGARDING FINANCIAL RESULTS FOR THE SECOND FISCAL QUARTER OF 2010

EnerSys Reports Second Fiscal Quarter of 2010 Results

Reading, PA, USA, October 29, 2009 - EnerSys (NYSE: ENS) the world’s largest manufacturer, marketer and distributor of industrial batteries, today announced results for its second fiscal quarter of 2010, which ended on September 27, 2009.

Net earnings for the second fiscal quarter of 2010 were $12.9 million or $0.26 per diluted share, including the unfavorable highlighted charges of $0.06 per share impact from the $2.2 million, $3.2 million pre-tax, charge for our restructuring plans, and $0.6 million, $0.8 million pre-tax, of expense related to potential acquisition activities.

This compares to diluted net earnings per share of $0.48 for the second fiscal quarter of 2009, which included unfavorable highlighted charges of $0.02 per share or $0.7 million, $1.0 million pre-tax.

Adjusted net earnings for the second fiscal quarter of 2010, on a non-GAAP basis, were $0.32 per diluted share. This compares to our previous guidance of $0.25 to $0.29 per diluted share and to the prior year second quarter of $0.50 per diluted share on an adjusted and restated non-GAAP basis. These earnings were achieved despite the anticipated decline in revenue which was partially offset by the positive effects of our cost reduction activities and further reductions in commodity costs, net of pricing. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the second fiscal quarter of 2010 were $367.3 million, a decrease of 30% from the prior year second fiscal quarter net sales of $526.8 million but, a 7.9% sequential quarterly increase from the first fiscal quarter of 2010’s net sales of $340.3 million. The 30% decline was attributed to a 21% decline in organic volume, 3% from weaker foreign currencies, primarily the euro, and 6% from reduced pricing related to lower commodity costs. The decline in organic volume was a direct result of reduced end-user demand caused by the global economic recession.

The Company’s operating results for its reporting segments for the second fiscal quarters of 2010 and 2009 are as follows (in millions):

	Reserve Power	Motive Power	Consolidated
Three months ended September 27, 2009:
Net sales	$198.0	$169.3	$367.3

Operating earnings before highlighted items	$24.5	$4.6	$29.1
Restructuring charges	(0.7)	(2.5)	(3.2)
Acquisition activity expense	(0.8)	-	(0.8)

Total operating earnings	$23.0	$2.1	$25.1

Three months ended September 28, 2008:
Net sales	$246.1	$280.7	$526.8

Operating earnings before highlighted items	$26.6	$18.3	$44.9
Restructuring charges	(0.2)	(0.8)	(1.0)

Total operating earnings	$26.4	$17.5	$43.9

Net earnings for the six fiscal months of 2010 were $21.3 million or $0.44 per diluted share, including the unfavorable highlighted charges of $0.11 per share impact from the $4.7 million, $6.7 million pre-tax, charge for our restructuring plans, and the $0.8 million, $1.2 million pre-tax, for expense related to potential acquisition activities.

This compares to diluted net earnings per share of $0.98 for the six fiscal months of 2009, which included net favorable highlighted credits of $0.01 per share or $0.6 million, ($1.1) million charge pre-tax.

Adjusted net earnings for the six fiscal months of 2010, on a non-GAAP basis, were $0.55 per diluted share. This compares to the prior year second quarter of $0.97 per diluted share on an adjusted and restated non-GAAP basis. These earnings were achieved despite the anticipated decline in revenue which was partially offset by the positive effects of our cost reduction activities and further reductions in commodity costs, net of pricing. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the six fiscal months of 2010 were $707.6 million, a decrease of 37% from the prior year six fiscal months net sales of $1.12 billion. The 37% decline was attributed to a 27% decline in organic volume, 4% from weaker foreign currencies, primarily the euro, and 6% from reduced pricing related to lower commodity costs.

The Company’s operating results for its reporting segments for the six fiscal months of 2010 compared to the six fiscal months of 2009 are as follows (in millions):

	Reserve Power	Motive Power	Consolidated
Six months ended September 27, 2009:
Net sales	$380.8	$326.8	$707.6

Operating earnings before highlighted items	$45.3	$7.3	$52.6
Restructuring charges	(2.1)	(4.6)	(6.7)
Acquisition activity expense	(0.8)	(0.4)	(1.2)

Total operating earnings	$42.4	$2.3	$44.7

Six months ended September 28, 2008:
Net sales	$504.8	$614.0	$1,118.8

Operating earnings before highlighted items	$47.6	$40.0	$87.6
Gain on sale of manufacturing facility	10.9	-	10.9
Legal proceedings charge	(3.4)	-	(3.4)
Restructuring charges	(1.5)	(1.7)	(3.2)

Total operating earnings	$53.6	$38.3	$91.9

“We were very pleased with our second quarter results, in which our adjusted, diluted earnings per share of $0.32 exceeded our previous guidance for the quarter of $0.25 to $0.29 per share. More importantly, this sequential improvement in revenue and earnings had solidified our confidence that we have turned the corner on the recession,” said John D. Craig, chairman, president and chief executive officer of EnerSys. “As I have stated previously, we expected to exit this recession a stronger company than we entered it, and I believe we are on target to meet this objective. We continue to improve our gross profit margin and our liquidity and capital structure is strong. This will allow us to fund the growth we anticipate from both organic and acquisition activities. It is fortunate that we implemented the cost saving actions as early as we did since our current earnings would have been substantially lower without those actions.”

Craig added, “As reported on October 27, 2009, our third quarter guidance for non-GAAP, adjusted earnings per diluted share will be between $0.35 and $0.39, which excludes an expected charge of $0.06 per diluted share from restructuring and acquisition related costs.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). EnerSys’ management uses the non-GAAP measure “adjusted net earnings” in their analysis of the Company’s performance. This measure, as used by EnerSys in past quarters and years, adjusts net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company’s restructuring initiatives and highlighted charges and credits. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not directly related to operating unit performance and are unusual in nature and, accordingly, are not indicative of ongoing operating results. Management believes these charges or credits are not valid measures of the performance of the Company’s underlying business. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company’s ongoing operating results. This supplemental presentation should not be construed as an inference that the Company’s future results will be unaffected by similar adjustments to net earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to reported amounts for the three and six fiscal month periods ended September 27, 2009 and September 28, 2008. Non-GAAP adjusted net earnings are calculated excluding highlighted charges and credits. The following table provides additional information regarding certain non-GAAP measures:

	Fiscal quarter ended
(Unaudited)	September 27, 2009		September 28, 2008
	(In millions, except share and per share data)

Net earnings reconciliation			(Restated) (1)
As reported net earnings	$12.9		$24.4
Non-GAAP adjustments (net of tax):
Restructuring charges	2.2	(2)	0.7	(2)
Acquisition activity expense	0.6	(3)	-
Legal proceedings charge	-		-
Refinancing related charges	-		-
Secondary offering fees	-		-

Non-GAAP adjusted net earnings	$15.7		$25.1

Outstanding shares used in per share calculations:
Basic	48,031,005		49,578,424

Diluted	48,838,160		50,621,441

Non-GAAP adjusted net earnings per share:
Basic	$0.33		$0.51

Diluted	$0.32		$0.50

Reported net earnings per share:
Basic	$0.27		$0.49

Diluted	$0.26		$0.48

	Six fiscal months ended
(Unaudited)	September 27, 2009		September 28, 2008
	(In millions, except share and per share data)

Net earnings reconciliation			(Restated) (1)
As reported net earnings	$21.3		$49.6
Non-GAAP adjustments (net of tax):
Restructuring charges	4.7	(2)	2.1	(2)
Acquisition activity expense	0.8	(3)	-
Gain on sale of manufacturing facility	-		(8.5)	(4)
Legal proceedings charge	-		2.2	(5)
Refinancing related charges	-		3.4	(6)
Secondary offering fees	-		0.2	(7)

Non-GAAP adjusted net earnings	$26.8		$49.0

Outstanding shares used in per share calculations:
Basic	47,983,703		49,454,074

Diluted	48,646,427		50,564,479

Non-GAAP adjusted net earnings per share:
Basic	$0.56		$0.99

Diluted	$0.55		$0.97

Reported net earnings per share:
Basic	$0.44		$1.00

Diluted	$0.44		$0.98

(1)

As more fully explained in our Quarterly Report on Form 10-Q, filed today, in the first fiscal quarter of 2010, we adopted the new accounting for convertible notes as required by the guidance, effective retrospectively to the first fiscal quarter of 2009. The new accounting pronouncement resulted in a decrease in net earnings related to non-cash interest of approximately $0.8 million ($1.3 million pre-tax) in our second fiscal quarters of 2010 and approximately $1.7 million ($2.6 million pre-tax) in our six fiscal months of 2010. Additionally, the rule adoption caused a restatement of our second fiscal quarter of 2009 results by a comparable reduction in net earnings of $0.8 million ($1.2 million pre-tax) and our six fiscal months of 2009 results by a comparable reduction in net earnings of $1.1 million ($1.6 million pre-tax).

(2)

Resulting from pretax restructuring charges of approximately $3.2 million in the second fiscal quarter of 2010 and approximately $1.0 million in the second fiscal quarter of 2009, and approximately $ 6.7 million in the six fiscal months of 2010 and approximately $3.2 million in the six fiscal months of 2009.

(3)	Resulting from pretax charge for acquisition activity expense of approximately $0.8 million in the second fiscal quarter of 2010, and of approximately $1.2 million in the six fiscal months of 2010.

(4)	Resulting from pretax gain of approximately $10.9 million, net of fees and expenses, from the sale of the Manchester, England manufacturing facility, recorded in the six fiscal months of 2009.
(5)	Resulting from pretax charges of approximately $3.4 million in the six fiscal months of 2009 for litigation awards against the Company.
(6)

Resulting from pretax charges of approximately $5.2 million in the six fiscal months of 2009, related to the refinancing of amounts borrowed under the Company’s prior senior secured credit facility. These charges are comprised of an approximate $4.0 million write-off of deferred financing fees and $1.2 million of losses incurred in terminating certain interest rate swap agreements.

(7)	Resulting from pretax charge for professional fees related to secondary stock offerings of approximately $0.3 million in the second fiscal quarter of 2009.

Summary of Earnings

(In millions, except share and per share data)

		Fiscal quarter ended
	(Unaudited)	September 27, 2009	September 28, 2008
			(Restated) (1)
Net sales		$367.3	$526.8
Gross profit		88.6	109.0
Operating expenses		60.3	64.1
Restructuring charges		3.2	1.0
Operating earnings		25.1	43.9
Earnings before income taxes		18.7	36.0
Net earnings		$12.9	$24.4

Net earnings per common share:
Basic		$0.27	$0.49

Diluted		$0.26	$0.48

Weighted average shares outstanding:
Basic		48,031,005	49,578,424

Diluted		48,838,160	50,621,441

EnerSys

Summary of Earnings

(In millions, except share and per share data)

		Six fiscal months ended
	(Unaudited)	September 27, 2009	September 28, 2008
			(Restated) (1)
Net sales		$707.6	$1,118.8
Gross profit		166.1	221.6
Operating expenses		114.7	134.0
Gain on sale of manufacturing facility		-	(10.9)
Restructuring charges		6.7	3.2
Legal proceedings charge		-	3.4
Operating earnings		44.7	91.9
Earnings before income taxes		31.0	69.6
Net earnings		$21.3	$49.6

Net earnings per common share:
Basic		$0.44	$1.00

Diluted		$0.44	$0.98

Weighted average shares outstanding:
Basic		47,983,703	49,454,074

Diluted		48,646,427	50,564,479

(1)

As more fully explained in our Quarterly Report on Form 10-Q, filed today, in the first fiscal quarter of 2009, we adopted the new accounting for convertible notes as required by the guidance, effective retrospectively to the first fiscal quarter of 2009. The new accounting pronouncement resulted in a decrease in net earnings related to non-cash interest of approximately $0.8 million ($1.3 million pre-tax) in our second fiscal quarters of 2010 and approximately $1.7 million ($2.6 million pre-tax) in our six fiscal months of 2010. Additionally, the rule adoption caused a restatement of our second fiscal quarter of 2009 results by a comparable reduction in net earnings of $0.8 million ($1.2 million pre-tax) and our six fiscal months of 2009 results by a comparable reduction in net earnings of $1.1 million ($1.2 million pre-tax).

EnerSys will host a conference call to discuss the Company’s second fiscal quarter 2010 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Friday, October 30, 2009, at 9:00 a.m. Eastern Time, will be hosted by John D. Craig, Chairman, President and Chief Executive Officer.

The call will also be Webcast on EnerSys’ website. There will be a free download of a compatible media player on the Company’s website at http://www.enersys.com.

The conference call information is:

Date:	Friday, October 30, 2009
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	866-356-3093
International Dial-In Number:	617-597-5381
Passcode:	43230260

A replay of the conference call will be available from 12:00 p.m. on Friday, October 30, 2009 through midnight on November 29, 2009. The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	888-286-8010
International Replay Number:	617-801-6888
Passcode:	93712706

For more information, please contact Richard Zuidema, Executive Vice President, EnerSys, P.O. Box 14145, Reading, PA 19612-4145. Tel: 800-538-3627; Website http://www.enersys.com.

EDITOR’S NOTE: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric fork trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power suppliers, and numerous applications requiring standby power. The Company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release (and oral statements made regarding the subjects of this release) contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act) which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond EnerSys’ control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2009. No undue reliance should be placed on any forward-looking statements.